UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 6, 2025

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

(716) 857-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	NFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on October 20, 2025, National Fuel Gas Company (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CenterPoint Energy Resources Corp. (the “Seller”), pursuant to which, among other things, the Company agreed to acquire from the Seller all of the issued and outstanding equity interests of Vectren Energy Delivery of Ohio, LLC, the Seller’s Ohio natural gas local distribution company business (the “Transaction”). Pursuant to the Purchase Agreement, the Company will finance a portion of the purchase price for the Transaction at closing by entering into a Seller Note Agreement (the “Seller Note Agreement”) that will provide a $1.2 billion unsecured term loan credit facility.

On November 6, 2025, the Company entered into (i) Amendment No. 1 to Term Loan Agreement (the “Term Loan Amendment”) by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent (in such capacity, the “Term Loan Administrative Agent”), in respect of that certain Term Loan Agreement, dated as of February 14, 2024 (the “Term Loan Agreement”) by and among the Company, the lenders from time to time party thereto and the Term Loan Administrative Agent; and (ii) Amendment No. 2 to Credit Agreement (the “Credit Agreement Amendment”, and together with the Term Loan Amendment, the “Existing Credit Facility Amendments”) by and among the Company, the lenders party thereto and JPM as administrative agent (in such capacity, the “Credit Agreement Administrative Agent”), in respect of that certain Credit Agreement dated as of February 28, 2022 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of May 3, 2022, the “Credit Agreement”) by and among the Company, the lenders from time to time party thereto and the Credit Agreement Administrative Agent.

The Existing Credit Facility Amendments modify the definition of “Consolidated Indebtedness” in each of the Term Loan Agreement and the Credit Agreement to facilitate the Company’s ability to defease its obligations under the Seller Note Agreement following the closing of the Transaction.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 relating to the Existing Credit Facility Amendments is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2025

NATIONAL FUEL GAS COMPANY

By:	/s/ Lee E. Hartz
Name:	Lee E. Hartz
Title:	General Counsel and Secretary